SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 30, 2010

AJ Acquisition Corp. IV, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-53889	27-1805157
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

195 Route 9 South, Suite 204
Manalapan, NJ 07726
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

732-409-1212
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2010, Richard Anslow, the sole shareholder of AJ Acquisition Corp., IV, Inc., entered into a stock purchase agreement (the “Agreement”) with Erik Mark Levine and Laurence Jay Levine. Pursuant to the Agreement, Richard Anslow transferred to Erik Mark Levine 60,000 shares of our common stock and 40,000 shares of common stock to Laurence Jay Levine which represents all of our issued and outstanding shares in consideration of $40,000.

The description of the material terms of the aforementioned Agreement included in Items 5.01 and 5.02 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On June 30, 2010, Richard Anslow, the sole shareholder of AJ Acquisition Corp., IV, Inc., consummated a sale of 100,000 shares of our common stock to Erik Mark Levine and Laurence Jay Levine for an aggregate purchase price of $40,000. Following the closing of the stock purchase transaction, Erik Mark Levine owns a 60% interest and Laurence Jay Levine owns a 40% interest in the issued and outstanding shares of our common stock.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On June 30, 2010, Richard Anslow resigned as our President and member of the Board of Directors. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On June 30, 2010, Erik Mark Levine was appointed as the Chairman of our Board of Directors, President and Chief Executive Officer.

Erik Mark Levine, Age 39, President, CEO and Director

Since 2006, Erik has invested exclusively in the capital markets and served as an activist investor in several Nasdaq and NYSE companies. From 2002-2006 Erik was a Real Estate professional in Southern Nevada and Southern California completing over 60 million dollars of transaction volume in Residential, Commercial, and Investment Property. Prior to this time, Erik was a broadcast and print journalist for 8 years serving TV markets in Atlanta, Miami, Fort Myers, and Las Vegas. Erik studied economics and communications at Northwestern University and at the University of Florida College of Business, where he obtained an Honors Finance Degree in 1992.  Erik currently resides in Henderson, Nevada.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors is a party in connection with their appointments at AJ Acquisition Corp. IV, Inc.

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

10.1 Stock Purchase Agreement between Richard Anslow and Erik Mark Levine Effective June 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AJ Acquisition Corp., IV, Inc.

By:  /s/ Erik Mark Levine
Name: Erik Mark Levine
Title: President and Chief Executive Officer

Dated: June 30, 2010